WACHOVIA CARD SERVICES, NATIONAL ASSOCIATION

as Member

AND

PHILIP A. MARTONE
as Independent Director

___________________________

WACHOVIA CARD RECEIVABLES LLC

LIMITED LIABILITY
COMPANY AGREEMENT

Dated as of February 4, 2008

____________________________

TABLE OF CONTENTS

Page

ARTICLE ONE
DEFINITIONS

Section 1.01.   Definitions.

1

Section 1.02.   Other Definitional Provisions.

4

ARTICLE TWO
ORGANIZATION OF COMPANY

Section 2.01.   Name and Office.

5

Section 2.02.   Registered Office.

5

Section 2.03.   Registered Agent.

5

Section 2.04.   Members.

5

Section 2.05.   Execution, Delivery and Filing of Certificates.

6

Section 2.06.   Execution of Instruments.

6

ARTICLE THREE
PURPOSES

Section 3.01.   Purposes.

7

Section 3.02.   Powers.

7

ARTICLE FOUR
MANAGEMENT

Section 4.01.   Board of Directors.

9

Section 4.02.   Powers.

9

Section 4.03.   Meeting of the Board of Directors.

9

Section 4.04.   Quorum; Acts of the Board.

9

Section 4.05.   Electronic Communications.

10

Section 4.06.   Committees of Directors.

10

Section 4.07.   Compensation of Directors; Expenses.

10

Section 4.08.   Removal of Directors.

10

Section 4.09.   Directors as Agents.

11

Section 4.10.   Limitations on the Company’s Activities.

11

Section 4.11.   Independent Director.

13

Section 4.12.   Officers.

14

ARTICLE FIVE
CONTRIBUTIONS; PROFITS AND LOSSES; DISTRIBUTIONS

Section 5.01.   Capital Contributions.

16

Section 5.02.   Additional Contributions.

16

Section 5.03.   Allocation of Profits and Losses.

16

Section 5.04.   Distributions.

16

ARTICLE SIX
BOOKS AND RECORDS; REPORTS

Section 6.01.   Books and Records.

17

Section 6.02.   Reports.

17

ARTICLE SEVEN
EXCULPATION AND INDEMNIFICATION; LIMITED LIABILITY

Section 7.01.   Exculpation and Indemnification.

18

Section 7.02.   Limited Liability.

19

Section 7.03.   Other Business.

19

ARTICLE EIGHT
ASSIGNMENT; RESIGNATION; DISSOLUTION

Section 8.01.   Assignments.

20

Section 8.02.   Resignation.

20

Section 8.03.   Admission of Additional Members.

20

Section 8.04.   Dissolution.

20

Section 8.05.   Waiver of Partition; Nature of Interest.

21

ARTICLE NINE
MISCELLANEOUS

Section 9.01.   Amendments.

22

Section 9.02.   Benefits of Agreement; No Third-Party Rights.

22

Section 9.03.   Severability of Provisions.

22

Section 9.04.   Entire Agreement.

22

Section 9.05.   Binding Agreement.

22

Section 9.06.   Governing Law.

22

Section 9.07.   Counterparts.

23

Section 9.08.   Notices.

23

Section 9.09.   Effectiveness.

23

EXHIBITS

Exhibit A -

Members; Capital Contributions; Membership Interest

A-1

Exhibit B -

Management Agreement

B-1

Exhibit C -

Directors

C-1

LIMITED LIABILITY COMPANY AGREEMENT

This Limited Liability Company Agreement, dated as of February 4, 2008, is between Wachovia Card Services, National Association, as the sole equity member (the “Member”), and Philip A. Martone, as the Independent Director (as defined in Section 1.01 hereof).

RECITALS

WHEREAS, the parties desire to form Wachovia Card Receivables LLC (the “Company”) as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE ONE
DEFINITIONS

Section 1.01.  Definitions.  As used herein the following terms shall have the following meanings:

“Act” has the meaning set forth in the recitals to this Agreement.

“Affiliate” of any Person means any other Person that (i) directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan) or (ii) is an officer, director, member or partner of such Person.  For purposes of this definition, a Person shall be deemed to be “controlled by” another Person if such other Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, members or managing partners of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement” means this Limited Liability Company Agreement, together with the Exhibits hereto, as amended, restated or supplemented or otherwise modified from time to time.

“Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.  The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Basic Documents” means all documents and certificates contemplated by this Agreement or executed in connection with the formation of a Securitization Trust or the issuance of Securities.

“Board” or “Board of Directors” means the Directors of the Company.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Delaware Secretary of State on December 19, 2007, as amended or amended and restated from time to time.

“Company” means Wachovia Card Receivables LLC, a Delaware limited liability company.

“Covered Persons” has the meaning set forth in Section 7.01(a).

“Delaware Secretary of State” means the Secretary of State of the State of Delaware, and its successors.

“Directors” means the Persons elected to the Board of Directors from time to time by the Member, including the Independent Director, in their capacity as managers of the Company.  A Director is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.

“Independent Director” means a natural person who, for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not:  (i) an employee, director, stockholder, partner or officer of the Company or any of its Affiliates (other than his or her service as an Independent Director of the Company), (ii) a customer or supplier of the Company or any of its Affiliates or (iii) any member of the immediate family of a person described in (i) or (ii).

An individual that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director of the Company if such individual is at the time of initial appointment, or at any time while serving as an Independent Director of the Company, an Independent Director of a Special Purpose Entity affiliated with the Company or the Member.  For purposes of this paragraph only, a “Special Purpose Entity” is an entity whose organizational documents contain restrictions on its activities and impose requirements intended to preserve its separateness that are substantially similar to those of the Company, and provide, inter alia, that it is (a) organized for a limited purpose; (b) has restrictions on its ability to incur indebtedness, dissolve, liquidate, consolidate, merge and/or sell assets; (c) may not file voluntarily a bankruptcy petition on its own behalf (and/or on behalf of certain Affiliates) without the consent of the Independent Director(s); and (d) shall conduct itself (and/or cause certain Affiliates to conduct themselves) in accordance with certain “separateness covenants,” including, but not limited to, the maintenance of books, records, bank accounts and assets separate from those of any other Person.

“Management Agreement” means the agreement of the Directors substantially in the form attached hereto as Exhibit B.

“Material Action” means to consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company, or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of Bankruptcy proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to Bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Company.

“Member” means Wachovia Card Services, National Association, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term “Member” shall not include the Special Member.

“Obligations” shall mean the indebtedness, liabilities and obligations of the Company under or in connection with the Basic Documents or any related document in effect as of any date of determination.

“Officer” means an officer of the Company described in Section 4.12.

“Officer’s Certificate” means a certificate signed by any Officer who is authorized to act for the Company in matters relating to the Company.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, business or statutory trust, bank, trust company, estate (including any beneficiaries thereof), unincorporated organization or other organization, whether or not a legal entity, or government or any agency or political subdivision thereof.

“Rating Agency” means each nationally recognized rating agency that has rated any Securities that have been issued and are outstanding pursuant to any transfer and servicing agreement, indenture, trust agreement or other similar agreement entered into by the Company or any of its Affiliates.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given ten days prior notice thereof and that each of the Rating Agencies shall have notified the Company in writing that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Securities.

“Securities” has the meaning set forth in Section 3.01(c).

“Securitization Trust” has the meaning set forth in Section 3.01(c).

“Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 2.04(c), a person acting as Independent Director, in such person’s capacity as a member of the Company.  A Special Member shall only have the rights and duties expressly set forth in this Agreement.

Section 1.02.  Other Definitional Provisions.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein”, “hereof” and the like shall refer to this Agreement as a whole and not to any particular part, article or section within this Agreement, (iii) references to a section such as “Section 1.01” and the like shall refer to the applicable section of this Agreement, (iv) the term “include” and all variations thereof shall mean “include without limitation” and (v) the term “or” shall include “and/or”.

(b)

As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles in effect from time to time.  To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under such generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

ARTICLE TWO

ORGANIZATION OF COMPANY

Section 2.01.  Name and Office.  The name of the limited liability company formed hereby is Wachovia Card Receivables LLC, and its office shall be located at 301 South College Street, Suite L, Charlotte, North Carolina 28288, or such other location as may hereafter be determined by the Member.

Section 2.02.  Registered Office.  The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.

Section 2.03.  Registered Agent.  The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.

Section 2.04.  Members.  The mailing address of the Member is set forth on Exhibit A hereto.  The Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page to this Agreement.

(b)

Subject to Section 4.10, the Member may act by written consent.

(c)

Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 8.01 and 8.03, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 8.02 and 8.03), each person acting as an Independent Director pursuant to Section 4.11 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution.  No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Director pursuant to Section 4.11; provided, however, the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member.  The Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets.  Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company.  A Special Member, in its capacity as Special Member, may not bind the Company.  Except as required by any mandatory provision of the Act, a Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including the merger, consolidation or conversion of the Company.  In order to implement the admission to the Company of the Special Member, the person acting as an Independent Director pursuant to Section 4.11 shall execute a counterpart to this Agreement.  Prior to its admission to the Company as Special Member, the person acting as an Independent Director pursuant to Section 4.11 shall not be a member of the Company.

Section 2.05.  Execution, Delivery and Filing of Certificates.  Jeff D. Blake is hereby designated as an “authorized person” of the Company within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Delaware Secretary of State.  Upon the execution of this Agreement, his powers as an “authorized person” of the Company ceased, and the Member thereupon became the designated “authorized person” of the Company and shall continue as the designated “authorized person” of the Company within the meaning of the Act.  The Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 2.06.  Execution of Instruments.  All agreements, repurchase agreements, reverse repurchase agreements, swap or forward agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Company by the President, any Vice President, any Assistant Vice President, or the Secretary or any Assistant Secretary; provided, however, that where required, any such instrument shall be attested by one of such Officers other than the Officer executing such instrument.  Any such instruments may also be executed, acknowledged, verified, delivered, or accepted on behalf of the Company in such other manner and by such other Officers as the Board of Directors may from time to time direct.  The provisions of this Section are supplementary to any other provisions of this Agreement.  Except as may otherwise be required by law, any such agreements, repurchase agreements, reverse repurchase agreements, swap or forward agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents executed and delivered as aforesaid shall be binding on the Company and shall be deemed to be authorized by the Board of Directors.

ARTICLE THREE

PURPOSES

Section 3.01.  Purposes.  The purpose to be conducted or promoted by the Company is to engage in the following activities:

(a)

to file, as registrant, one or more registration statements on Form S-1 or Form S-3 and any pre- or post-effective amendments thereto with the Securities and Exchange Commission with regard to the Securities described below;

(b)

to acquire from time to time, own, hold, sell, assign, pledge and otherwise deal in receivables arising in revolving credit accounts and other retail consumer financial products (“Receivables”);

(c)

to act as settlor or grantor of one or more trusts or special purpose entities (each, a “Securitization Trust”) formed pursuant to a trust agreement or other agreement for the purpose of issuing one or more series or classes of certificates, bonds, notes or other interests or evidences of indebtedness (collectively, “Securities”) secured by or representing beneficial interests in Receivables;

(d)

to acquire Securities or other property of a Securitization Trust (including remainder interests in collateral or reserve accounts) or any interest in any of the foregoing;

(e)

to issue, authorize, sell and deliver Securities or other instruments secured or collateralized by the Securities;

(f)

to own equity interests in other limited liability companies or partnerships whose purposes are substantially restricted to those described in clauses (a) through (e) above;

(g)

to borrow money but only to the extent that such borrowing is permitted by the terms of the transactions contemplated by clauses (a) through (f) above; and

(h)

to (i) negotiate, authorize, execute, deliver or assume or perform the obligations under any agreement, instrument or document relating to the activities set forth in clauses (a) through (g) above, including the Basic Documents  and (ii) engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes, including the entering into of interest rate or basis swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions and referral, management, servicing and administration agreements.

Section 3.02.  Powers.  Subject to Section 4.10, the Company, and the Board of Directors and the Officers on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 3.01 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

ARTICLE FOUR

MANAGEMENT

Section 4.01.  Board of Directors.  Subject to Section 4.10, the business and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors designated by the Member.  Subject to Section 4.11, the Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board.  The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors, and subject in all cases to Section 4.11.  The initial number of Directors shall be three, one of whom shall be an Independent Director pursuant to Section 4.11.  Each Director elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation, expulsion or removal.  Each Director shall execute and deliver the Management Agreement.  Directors need not be a Member.  The initial Directors designated by the Member are listed on Exhibit C hereto.

Section 4.02.  Powers.  Subject to Section 4.10, the Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise.  Subject to Section 3.01 and Section 4.10, the Board of Directors has the authority to bind the Company.

Section 4.03.  Meeting of the Board of Directors.  The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Delaware.  Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.  Special meetings of the Board may be called by the President on not less than one day’s notice to each Director entitled to vote thereat by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors.

Section 4.04.  Quorum; Acts of the Board.  At all meetings of the Board, a majority of the Directors entitled to vote thereat shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present entitled to vote at any meeting at which there is a quorum shall be the act of the Board.  If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting entitled to vote may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote if all members of the Board or committee, as the case may be, that would have been entitled to vote on the matter at a meeting consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

Section 4.05.  Electronic Communications.  Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting.  If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

Section 4.06.  Committees of Directors.  The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company.  The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(b)

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(c)

Any such committee, to the extent provided in the resolution of the Board, and subject to, in all cases, Sections 4.10 and 4.11, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 4.07.  Compensation of Directors; Expenses.  The Board shall have the authority to fix the compensation of Directors.  The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director.  No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 4.08.  Removal of Directors.  Unless otherwise restricted by law and subject to Section 4.11, any Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by the Member, and, subject to Section 4.11, any vacancy caused by any such removal or expulsion may be filled by action of the Member.

Section 4.09.  Directors as Agents.  To the extent of their powers set forth in this Agreement and subject to Section 4.10, the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company.  Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Directors, a Director may not bind the Company.

Section 4.10.  Limitations on the Company’s Activities.  This Section is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose” entity.

(b)

The Member shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definition of “Independent Director”, Article One or Sections 2.04(c), 3.01, 3.02, 4.01, 4.02, 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 5.04, 7.01, 8.01, 8.02, 8.03, 8.04, 8.05, 9.01 or 9.02 of this Agreement without the unanimous written consent of the Board (including the Independent Director).  Subject to this Section, the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 9.01.

(c)

Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, none of the Member, the Board, any Officer or any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Member and the Board (including the Independent Director), to take any Material Action; provided, however, that the Board may not vote on, or authorize the taking of, any Material Action, unless there is at least one Independent Director then serving in such capacity.

(d)

The Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if:  (i) the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company and (ii) the Rating Agency Condition is satisfied.  The Board also shall cause the Company to:

(1)

maintain its own separate books and records and bank accounts;

(2)

at all times hold itself out to the public and all other Persons as a legal entity separate from the Member and any other Person;

(3)

have a Board of Directors separate from that of the Member and any other Person;

(4)

file its own tax returns, if any, as may be required under applicable law, to the extent (A) not part of a consolidated group filing a consolidated return or returns or (B) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(5)

except as contemplated by the Basic Documents, not commingle its assets with assets of any other Person;

(6)

conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

(7)

maintain separate financial statements;

(8)

pay its own liabilities, provided that the foregoing shall not require the Member to make any additional capital contributions to the Company;

(9)

except as contemplated by the Basic Documents, maintain an arm’s length relationship with its Affiliates and the Member;

(10)

pay the salaries of its own employees, if any, provided that the foregoing shall not require the Member to make any additional capital contributions to the Company;

(11)

not hold out its credit or assets as being available to satisfy the obligations of others;

(12)

allocate fairly and reasonably any overhead for shared office space;

(13)

use separate stationary, invoices and checks;

(14)

except as contemplated by the Basic Documents, not pledge its assets for the benefit of any other Person;

(15)

correct any known misunderstanding regarding its separate identity and refrain from engaging in any activity that compromises the separate legal identity of the Company;

(16)

maintain adequate capital in light of its contemplated business purpose, transactions and liabilities, provided that the foregoing shall not require the Member to make any additional capital contributions to the Company;

(17)

cause its Board of Directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities;

(18)

not acquire any securities or assume any obligation or liability of the Member; and

(19)

cause the Directors, Officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company.

Failure of the Company, or the Member or Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Directors.

(e)

So long as any Obligation is outstanding, the Board shall not cause or permit the Company to:

(1)

except as contemplated by the Basic Documents, guarantee any obligation of any Person, including any Affiliate;

(2)

engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 3.01, the Basic Documents or this Section 4.10;

(3)

incur, create or assume any indebtedness other than as expressly permitted under the Basic Documents;

(4)

make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Company may invest in those investments permitted under the Basic Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Basic Documents and permit the same to remain outstanding in accordance with such provisions;

(5)

to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Basic Documents;

(6)

except as contemplated or permitted by the Basic Documents, form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other); or

(7)

sell, pledge, transfer, assign or otherwise convey the interest of the Member.

Section 4.11.  Independent Director.  As long as any Obligation is outstanding, the Member shall cause the Company at all times to have at least one Independent Director who will be appointed by the Member.  To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Director shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 4.10.  No resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor (i) shall have accepted his or her appointment as an Independent Director by a written instrument, which may be a counterpart signature page to the Management Agreement, and (ii) shall have executed a counterpart to this Agreement as required by Section 2.04(c).  In the event of a vacancy in the position of Independent Director, the Member shall, as soon as practicable, appoint a successor Independent Director.  All right, power and authority of the Independent Director shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement.  Except as provided in the second sentence of this Section 4.11, in exercising his rights and performing his duties under this Agreement, the Independent Director shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware.  No Independent Director shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

Section 4.12.  Officers.  The officers of the Company shall consist of a President, a Secretary, a Treasurer and such Vice Presidents, Assistant Vice President, Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors may from time to time elect (collectively, the “Officers”).  Any two or more offices may be held by the same person, but no Officer may act in more than one capacity where action of two or more Officers is required.

(b)

Election and Term.  The Officers of the Company shall be elected by the Board of Directors or in such other manner as may be approved by the Board of Directors, and each Officer shall hold office until his death, resignation, retirement, removal, or disqualification or until his successor shall have been elected and qualified.

(c)

Compensation of Officers.  The compensation of all Officers of the Company shall be fixed by the Board of Directors or in such other manner as may be approved by the Board of Directors and no Officer shall serve the Company in any other capacity and receive compensation therefor unless such additional compensation is authorized by the Board of Directors.

(d)

Removal.  Any Officer or agent elected or appointed by the Board of Directors may be removed with or without cause or for any reason whatsoever by the Board of Directors.

(e)

Bonds.  The Company may require any Officer, agent, or employee of the Company to give bond to the Company, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the Company.

(f)

Officers Acting as Assistant Secretaries.  Notwithstanding anything contained in this Agreement, any Vice President (including any Senior Vice President or any Assistant Vice President) shall have, by virtue of his office, and by authority of this Section 4.12(f), the authority, from time to time, to act as an Assistant Secretary of the Company, and to such extent, said Officers are appointed to the office of Assistant Secretary of the Company.

(g)

Officers as Agents.  The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to Section 4.10, the actions of the Officers taken in accordance with such powers shall bind the Company.

(h)

Duties of Board and Officers.  Except to the extent otherwise provided herein, each Director and Officer shall have fiduciary duties of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

ARTICLE FIVE

CONTRIBUTIONS; PROFITS AND LOSSES; DISTRIBUTIONS

Section 5.01.  Capital Contributions.  The Member has contributed to the Company property of an agreed value as listed on Exhibit A hereto.  In accordance with Section 2.04(c), the Special Member shall not be required to make any capital contributions to the Company.

Section 5.02.  Additional Contributions.  The Member is not required to make any additional capital contribution to the Company.  However, the Member may make additional capital contributions to the Company at any time.  To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Exhibit A.  The provisions of this Agreement, including this Section, are intended to benefit the Member and the Special Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement), other than a Covered Person, and the Member and the Special Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 5.03.  Allocation of Profits and Losses.  The Company’s profits and losses shall be allocated to the Member.

Section 5.04.  Distributions.  Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or any Basic Document.

ARTICLE SIX

BOOKS AND RECORDS; REPORTS

Section 6.01.  Books and Records.  The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business.  The books of the Company shall at all times be maintained by the Board.  The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours.  The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act.  The Company’s books of account shall be kept using the method of accounting determined by the Member.  The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Member.

Section 6.02.  Reports.  The Board shall use diligent efforts to cause to be prepared and delivered to the Member, within 90 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:

(1)

a balance sheet of the Company;

(2)

an income statement of the Company for such fiscal year; and

(3)

a statement of the Member’s capital account.

(b)

The Board shall, after the end of each fiscal year, use reasonable efforts to cause the Company’s accountants, if any, to prepare and transmit to the Member as promptly as possible any such tax information as may be reasonably necessary to enable the Member to prepare its federal, state and local income tax returns relating to such fiscal year.

ARTICLE SEVEN

EXCULPATION AND INDEMNIFICATION; LIMITED LIABILITY

Section 7.01.  Exculpation and Indemnification.  None of the Member, the Special Member, any Officer, Director, employee or agent of the Company or any employee, representative, agent or Affiliate of the Member or the Special Member (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b)

To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section by the Company shall be provided out of and to the extent of Company assets only, and the Member and the Special Member shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

(c)

To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section.

(d)

A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e)

To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person.  The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

(f)

The provisions of this Section shall survive any termination of this Agreement.

Section 7.02.  Limited Liability.  Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and none of the Member, the Special Member or any Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Director of the Company.

Section 7.03.  Other Business.  The Member, the Special Member and any of their respective Affiliates may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others.  The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

ARTICLE EIGHT

ASSIGNMENT; RESIGNATION; DISSOLUTION

Section 8.01.  Assignments.  Subject to Section 8.03, the Member may assign in whole or in part its limited liability company interest in the Company.  If the Member transfers all of its limited liability company interest in the Company pursuant to this Section, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company.  Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Basic Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

Section 8.02.  Resignation.  So long as any Obligation is outstanding, the Member may not resign, except as permitted under the Basic Documents and if the Rating Agency Condition is satisfied.  If the Member is permitted to resign pursuant to this Section, an additional member of the Company shall be admitted to the Company, subject to Section 8.03, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 8.03.  Admission of Additional Members.  One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided, however, that notwithstanding the foregoing, so long as any Obligation remains outstanding, no additional Member may be admitted to the Company unless the Rating Agency Condition is satisfied.

Section 8.04.  Dissolution.  Subject to Section 4.10, the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following:  (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.  Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (a) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 8.01 and 8.03, or (b) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 8.02 and 8.03), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (x) to continue the Company and (y) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member of the Company in the Company.

(b)

Notwithstanding any other provision of this Agreement, (i) the Bankruptcy of the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution and (ii) each of the Member and the Special Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or a Special Member, or the occurrence of an event that causes the Member or a Special Member to cease to be a member of the Company.

(c)

In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(d)

The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 8.05.  Waiver of Partition; Nature of Interest.  Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Member hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company.  The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 5.04.  The interest of the Member in the Company is personal property.

ARTICLE NINE

MISCELLANEOUS

Section 9.01.  Amendments.  Subject to Section 4.10, this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member.  Notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended unless the Rating Agency Condition is satisfied except:  (i) to cure any ambiguity or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the other Basic Documents.

Section 9.02.  Benefits of Agreement; No Third-Party Rights.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or a Special Member.  Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in Section 9.05).

Section 9.03.  Severability of Provisions.  Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 9.04.  Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 9.05.  Binding Agreement.  Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 3.01, 3.02, 4.01, 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 7.01, 8.01, 8.02, 8.03, 8.04, 9.01, 9.02 and 9.05, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Director, in accordance with its terms.  In addition, the Independent Director shall be an intended beneficiary of this Agreement.

Section 9.06.  Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 9.07.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 9.08.  Notices.  Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2.01, (b) in the case of the Member, to the Member at its address as listed on Exhibit A hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 9.09.  Effectiveness.  Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of December 19, 2007.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the 4th day of February, 2008.

MEMBER:

WACHOVIA CARD SERVICES, NATIONAL ASSOCIATION

By:  /s/ Katherine Allen Kuleba

Katherine Allen Kuleba

INDEPENDENT DIRECTOR

By:  /s/ Philip A. Martone
Philip A. Martone

EXHIBIT A

MEMBER

Name	Mailing Address	Agreed Value of Capital Contribution	Limited Liability Company Interest
Wachovia Card Services, National Association	171 17th Street NW, 100 Building, Atlanta, Georgia 30363-0000, with a copy to 301 South Tryon Street, NC1084, Charlotte, North Carolina 28288	$1,000.00	100%

EXHIBIT B

MANAGEMENT AGREEMENT

February 4, 2008

Wachovia Card Receivables LLC
301 South College Street, Suite L

Charlotte, North Carolina 28288

Re: Wachovia Card Receivables LLC

Ladies and Gentlemen:

For good and valuable consideration, each of the undersigned (each, a “Person”), who have been designated as Directors of Wachovia Card Receivables LLC, a Delaware limited liability company (the “Company”), in accordance with the Limited Liability Company Agreement of the Company, dated as of February 4, 2008, as it may be amended or restated from time to time (the “LLC Agreement”), hereby agree as follows:

1.

Each of the undersigned accepts such Person’s rights and authority as a Director under the LLC Agreement and agrees to perform and discharge such Person’s duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such Person’s successor as a Director is designated or until such Person’s death, resignation or removal as a Director in accordance with the LLC Agreement.  Each of the undersigned agrees and acknowledges that it has been designated as a “manager” of the Company within the meaning of the Delaware Limited Liability Company Act.

2.

So long as any Obligation is outstanding, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

3.

THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Capitalized terms used herein that are not otherwise defined herein shall  have the meanings ascribed thereto in the LLC Agreement.

This Management Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.

 /s/ Phil Capling
Phil Capling

 /s/ David Mason
David Mason

 /s/ Philip A. Martone
Philip A. Martone

EXHIBIT C

DIRECTORS

1.

Phil Capling

2.

David Mason

3.

Philip A. Martone